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                                                                    EXHIBIT 4.13

                    FLOATING RATE LOAN - PROCEDURES LETTER

Harris Trust and Savings Bank
111I West Monroe Street
Chicago, Illinois 60690

Gentlemen:

      U.S. Aggregates, Inc., a Delaware corporation (the "Company") hereby requests that borrowings under its $17,500,000 revolving line of credit granted by Harris Trust and Savings Bank be made and documented upon the following terms and conditions. You agree until further notice that upon oral advice by telephone received by you from time to time from authorized persons listed in this letter that we wish to borrow money, you will lend and deposit to our account with Bank of America Illinois. ABA #071000039, known as Account Number 78-19625 (the "Account") such sums of money as may be mutually agreed upon. We agree to confirm such borrowings in writing by mailing on the same day a letter in the to attached hereto as Exhibit A signed by any one of the following officers:

                                Michael J. Stone

It is understood, however, that pending receipt of such letter by you in the ordinary course of the mails, that any sums of money borrowed by telephone on advice of an authorized person or a person purporting to be an authorized person in accordance with the foregoing arrangement shall immediately be credited to the Account, and we shall be obligated to repay to you the sums so borrowed at the time and with the interest set forth in this letter notwithstanding that any such borrowing, is not confirmed as contemplated above.

      All such borrowings shall be repaid by us upon your demand, but they may, at our election in any instance, be repaid at any time upon telephonic advice to you.

      All borrowings made by us under our line of credit from you shall bear interest prior to maturity at a rate per annum which is equal to the rate per annum which is equal at all times to the rate from time to time announced by you as your prime commercial rate, with any change in the interest rate on such borrowings by virtue of a change in such prime commercial rate to be and become effective as of and on the date of the relevant change in such prime commercial rate. Interest shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable on the last day of each quarter and upon demand.

      All borrowings hereunder shall be made against and evidenced by a promissory note of the Company payable to your order in the aggregate principal amount of $17,500,000, such note to mature as set forth in, and to be otherwise in the form of Exhibit B attached hereto (the "Note"). You agree that notwithstanding the fact that the Note is in the principal amount of $17,500,000, it shall evidence only the actual principal amount of borrowings made by us from
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time to time under our line of credit from you and you agree that if you transfer or assign the Note you will stamp thereon a statement of the actual principal amount evidenced thereby at the time of transfer. We agree that in any action or proceeding instituted to collect or enforce collection of the Note, the amount shown as owing you on your records shall be prima facie evidence of the unpaid balance of principal and interest on the Note.

The officers authorized to give you telephonic instructions to lend money and repay borrowings in accordance with the foregoing are:

                                Michael J. Stone

In accepting telephonic advices from any of such officers and/or employees in accordance with the terms of this Agreement. you shall be entitled to rely on advices given by any person purporting to be any one of such officers and shall have no liability to us on account of any action taken by you pursuant to such telephonic advices provided you have acted in good faith in connection therewith. You are. of course. authorized to lend money to us upon the written instructions of any officers and/or employees authorized to borrow funds by telephonic advice.

      This Procedures Letter and the arrangements and authorizations herein contemplated shall remain in full force and effect. and shall be applicable to any renewals of. or replacements or substitutions for, our present revolving line of credit from you. unless and until you have received written notice from the Company of the termination or modification of this Procedures Letter at your office in Chicago, Illinois or unless and until the Company has received such a notice at its address as shown on your records from you; provided that no such termination or modification by the Company shall affect any transaction which occurred prior to the receipt of such notice by you nor shall any such termination or modification become effective without your written consent unless and until all amounts which shall have been borrowed hereunder shall have been repaid in full. This Procedures Letter and your acceptance of this Procedures Letter as hereinafter contemplated do not constitute any commitment on your part to make any credit available to the Company, it being understood that the making of credit available to the Company by you from time to time shall be under and pursuant to the revolving line of credit arrangement that this Company has with you and shall be subject to the terms and conditions incidental to such revolving line of credit. This Procedures Letter and the rights and remedies of the parties hereto shall be governed by the laws of Illinois.

      If you are in agreement with the foregoing, please sign in the appropriate place on the enclosed counterpart and return such counterpart to us. whereupon this letter shall become a binding agreement between you and us.
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      Dated this 15th day of April, 1999.

                                        Very truly yours.

                                        U.S. AGGREGATES, INC.

                                        By: /s/ Michael J. Stone
                                           -------------------------------------

                                        Its: Executive Vice President and
                                             Secretary
                                            ------------------------------------

      Accepted as of the date last above written.


                                        HARRIS TRUST AND SAVINGS BANK

                                        By: /s/ illegible
                                            ------------------------------------
                                        Its: Vice President
                                            ------------------------------------
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                                    Exhibit A

                                  CONFIRMATION

                                                        ________________, 19__

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois 60690

Attention: John M. Dillon111/10E

Gentlemen:

      This will confirm the telephone conversation Ms./Mr. Michael J. Stone had with your office today whereby we arranged under the Procedures Letter currently in effect between us to increase/decrease our demand loan with you from $_____ to $_____ effective today, an increase/decrease of $___________. We promise to pay such loan on demand.

      It is our understanding that the amount of the increase/decrease shown in the above paragraph was deposited/withdrawn from our account with you today.

                                        Very truly yours,

                                        U.S. AGGREGATES, INC.


                                        By: /s/ Michael J. Stone
                                           -------------------------------------

                                        Its: Executive Vice President and
                                             Secretary
                                            ------------------------------------
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                                    UNSECURED

                                      NOTE

$17,500,000.00                                                    April 15, 1999

      ON DEMAND, for value received. the undersigned, U.S. Aggregates, Inc., a Delaware corporation (the "Company"), promises to pay to the order of HARRIS TRUST AND SAVINGS BANK (the "Bank") at its offices at 111 West Monroe Street, Chicago, Illinois, the principal sum of SEVENTEEN MILLION FIVE HUNDRED THOUSAND and 00/100 Dollars ($17,500,000.00) or, if less, the amount outstanding under the letter agreement referred to below together with interest (computed on the basis of a year of 360 days and actual days elapsed) on the principal amount from time to time remaining unpaid hereon from the date hereof to the maturity thereof (whether by demand or otherwise) at the rate per annum equal to the rate announced from time to time by Harris Trust and Savings Bank as its prime commercial rate (with any change in the interest rate hereon by reason of a change in said prime commercial rate to be and become effective as of and on the date of the relevant change in said prime commercial rate) and after the maturity thereof until paid at the rate per annum of two percent (2%) above the interest rate applicable to this Note (determined as aforesaid) at such maturity. Interest shall be payable on the last day of each quarter and upon demand.

      This Note evidences borrowings by the Company under that certain Procedures Letter dated as of even date herewith between the Company and the Bank and this Note and the holder hereof are entitled to all the benefits provided for under the Procedures Letter, to which reference is hereby made for a statement thereof. The Company hereby waives presentment and notice of dishonor. The Company agrees to pay to the holder hereof all expenses incurred or paid by such holder, including attorney's fees and court costs, in connection with the collection of this Note. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of Illinois.

                                        U.S. AGGREGATES, INC.


                                        By: /s/ Michael J. Stone
                                           -------------------------------------

                                        Its: Executive Vice President and
                                             Secretary
                                            ------------------------------------